DEAN HELLER                   CERTIFICATE OF           Filed #C17611-93
     SECRETARY OF STATE                 AMENDMENT               August 23,2001
   202 North Carson Street      (PURSUANT TO NRS 78.385 and    in the office of
Carson City, Nevada 89701-4201            78.390)              /s/ DEAN HELLER
      (775) 684-5708                                          Secretary of State



                Certificate of Amendment to Articles of Incorporation
                           For Nevada Profit Corporations
                (Pursuant to NRS 78.385 and 78.390- After Issuance Stock)
                                -Remit in Duplicate-




1.      Name of corporation: ________World Homes, Inc.__________________________

2. The articles have been amended as follows (provide article numbers, if available):

Article I:

        Name:  The name of the corporation is COMPOSITE INDUSTRIES OF AMERICA,
               INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have in favor of the amendment is:
_____52%____. *

4.      Officer Signature (required):

 /s/ Susan Donahue

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

WRITTEN ACTION OF THE SHAREHOLDERS OF WORLD HOMES, INC.

        The undersigned shareholders, holding a majority interest of the issued and outstanding shares of Common Stock of World Homes, Inc. a Nevada corporation (the "Company"), do hereby take the following action pursuant to
Section 78.320 of Nevada Statutes, on the 23rd day of August 2001.

AMENDED ARTICLE OF INCORPORATION

WHEREAS, the Company wishes to amend its Articles of Incorporation to change the name of the Company, THEREFORE IT IS

        RESOLVED, that the Articles of Incorporation of the Company be, and the same hereby, are amended pursuant to NRS 78.390 as follows:


ARTICLE I

NAME

       The name of the Company is COMPOSITE INDUSTRIES OF AMERICA, INC.

        RESOLVED FURTHER, that the appropriate officers of the Company are hereby authorized and directed to file the Amended Articles of Incorporation with the Secretary of State of the State of Nevada.

FURTHER ACTIONS

        RESOLVED, that the appropriate officers of the Company are hereby authorized and directed to take and all further actions deemed or appropriate to effectuate the foregoing resolution.

        IN WITNESS WHEREOF, the undersigned have hereunto affixed their signature.


/s/ Merle Ferguson                            /s/ Susan Donohue
    Majority Shareholder                          Shareholder


Aug. 23, 2001 STATE OF NEVADA Secretary of State
I hereby certify that this is a true and complete copy of the document filed in this office.

By: /s/ DEAN HELLER
        -------------
        DEAN HELLER
        Secretary of State

By: /s/ Angela Warwer
        -------------
        Angela Warwer